Exhibit 99.1

Courier Reports Solid First Quarter

Sales Up 3% As Customer Agreements Fuel Book Manufacturing Growth

NORTH CHELMSFORD, Mass.--(BUSINESS WIRE)--January 25, 2012--Courier Corporation (Nasdaq: CRRC), one of America’s leading book manufacturers and specialty publishers, today announced results for the quarter ended December 24, 2011, the first quarter of its 2012 fiscal year. Revenues for the quarter were $62.9 million, up 3% from last year’s first-quarter sales of $61.2 million. Net income for the quarter was $1.5 million or $.12 per diluted share, compared to $1.7 million or $.14 per diluted share in the first quarter of fiscal 2011. Results in this year’s first quarter included a pretax charge of $1.5 million related to severance and post-retirement benefit costs, as well as a pretax gain of $0.6 million from the sale of certain non-operating assets. Excluding these transactions, income for the quarter was $.17 per diluted share. Details of these transactions can be found in the tables at the end of this release.

Sales gains were concentrated in Courier’s book manufacturing segment, reflecting the effects of multi-year agreements with key customers in the education and religious markets, with particularly strong growth in Courier Digital Solutions’ customized college textbook business. Sales in the company’s publishing segment were down from last year’s first quarter, which included nearly $500,000 in sales to Borders Group. Borders filed for bankruptcy in February 2011 and completed the liquidation of its store inventories in September, eliminating a major outlet for books and undercutting sales at other booksellers during this period.

“Our book manufacturing segment got the new fiscal year off to a solid start,” said Courier Chairman and Chief Executive Officer James F. Conway III. “It was particularly gratifying to see positive sales trends in all three of our major markets of education, religion and specialty trade. Our publishing segment had a challenging quarter as the industry continued to work through the effects of the Borders liquidation and Creative Homeowner continued to suffer from the troubles in America’s housing sector. However, the segment achieved several important milestones, including the release of over 1,000 titles in e-book format and the launch of REA’s new All Access™ program, which combines printed study guides, online diagnostics and a mobile flashcard app into a powerful new resource for AP test preparation.

“With our debt level reduced by $3 million during the quarter to less than $19 million, we head into the spring season in a strong financial position—in recognition of which Courier’s Board of Directors once again declared a quarterly dividend of $.21 per share, marking the start of our nineteenth consecutive year of dividend payments.”

Book manufacturing grows across all three markets

Courier’s book manufacturing segment had first-quarter sales of $56 million, up 6% from $53 million in last year’s first quarter. The segment’s operating income for the quarter was $4.2 million. Excluding severance and post-retirement benefit costs, the segment’s operating income was $5.1 million, up 34% from $3.8 million a year ago. Gross profit in the segment was $12.5 million or 22.3% of sales, up from $11.4 million or 21.5% of sales in last year’s first quarter despite a competitive pricing environment, reflecting an improved sales mix, operating efficiencies enabled by recent technology investments, and the closing of a redundant one-color plant last March.

The book manufacturing segment focuses on three markets: education, religion, and specialty trade. Sales to the education market were up 3% in the quarter, helped by growing demand for customized college textbooks and increased sales of books for elementary and high schools. Sales to the religious market were up 9% from last year’s first quarter, with some of the boost due to the timing of orders from the company’s largest religious customer. Sales to the specialty trade market were up 9% from a year ago, reflecting increased four-color work, as well as an increase in orders at Courier Digital Solutions.

“Our book manufacturing segment performed well throughout the quarter,” said Mr. Conway. “Courier Digital Solutions continued to reap the benefits of its pioneering capabilities for customized textbook production and the efficiency of its digital inkjet presses. We were also pleased to expand our already strong relationship with Pearson Education.

“At the same time, our other facilities were also busy, with a burst of orders for elementary and high school textbooks at our four-color plant in Kendallville, Indiana and increased production at our Philadelphia Scripture plant in conjunction with our expanding international role on behalf of our largest religious customer. As always, we continued to work closely with all our customers to stay on top of their needs and help them succeed in today’s evolving markets.”

Publishing launches key products in post-Borders marketplace

Courier’s specialty publishing segment includes three businesses: Dover Publications, a niche publisher with thousands of titles in dozens of specialty trade markets; Creative Homeowner, which publishes books on home design, decorating, landscaping and gardening; and Research & Education Association (REA), a publisher of test preparation books and study guides.

First-quarter revenues for the segment were $9.5 million, down 12% from last year’s first quarter. Sales were down 6% at Dover and down 28% at REA, reflecting the loss of Borders as a key customer and, in REA’s case, some sales attrition in advance of the release of its new All Access™ line of AP test preparation materials. Creative Homeowner sales were down 38%, as demand for books on home improvement continued to be depressed amid the weak housing market and the increased availability of information online. Overall, the segment lost $1.8 million in the quarter. Excluding severance and post-retirement benefits costs, the segment’s loss was $1.3 million, versus a loss of $0.8 million in fiscal 2011. Gross profit in the segment was $3.1 million or 32.7% of sales, versus $3.8 million or 35.6% of sales in last year’s first quarter, reflecting the impact of lower sales.

“With the Borders liquidation unfolding across the country during the fall, our publishing segment’s weak results were not surprising, particularly in comparison with last year’s first quarter,” said Mr. Conway. “In addition to lost sales to Borders itself, we felt the effects of slower sales at other booksellers as consumers snapped up bargains at Borders’ store closing sales.

“Over time, as the market absorbs the former Borders inventory, we expect sales to improve at other bricks-and-mortar retailers. In the meantime, we have already seen healthy growth in online sales—a trend we expect to continue. In addition, we are rapidly converting our physical books into electronic books. By the end of the quarter, over 1,000 titles were available through Apple’s iBookstore, and we are working hard to increase both the number of our e-book titles as well as the number of platforms on which our titles are available.

“Another very positive development has been the release of REA’s unique All Access™ program, which straddles the line between physical and digital media to offer high school students a more efficient and engaging learning experience as they prepare for the increasingly high-stakes AP exams. With nine AP titles now available in All Access™ form, students can get a great jump on this spring’s testing season while REA gets a jump on its competitors in this key market.”

Outlook

“Once again, our strong customer relationships helped us start the year on a positive note despite the market turbulence caused by the Borders liquidation,” said Mr. Conway. “Our book manufacturing operations are performing well thanks to last year’s equipment investments and the elimination of redundant one-color capacity. Meanwhile, our publishing businesses have responded to adversity with innovative product launches that should help them recover in a post-Borders environment.

“For the full fiscal year we expect capital expenditures of between $10 million and $12 million, versus $16 million in fiscal 2011. We will also benefit from a full year’s worth of cost reductions related to the March 2011 closure of our one-color plant in Stoughton, Massachusetts, as well as from cost reductions last fall at Courier Publishing. And as usual, we expect our performance for the remainder of the fiscal year to follow a seasonal pattern, with the larger portion of our earnings coming in the second half.

“In line with our past practice, today’s guidance, including comparisons to prior performance, excludes impairment and restructuring charges. It also excludes the non-recurring items from the past quarter related to severance and post retirement benefit costs and the gain from the sale of non-operating assets as well as the Borders receivable write-off in last year’s second quarter. Overall, we expect fiscal 2012 sales of between $273 million and $286 million, an increase over fiscal 2011 of between 5% and 10% (which includes the benefit of a 53-week year in fiscal 2012). And we expect earnings per diluted share of between $.75 and $1.05, which compares with our fiscal 2011 earnings of $.89 per diluted share.

“In addition to measuring our performance by generally accepted accounting principles, we also track several non-GAAP measures including EBITDA (earnings before interest, taxes, depreciation and amortization) as an additional indicator of the company’s operating cash flow performance. This measure should be considered in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. In fiscal 2012, we expect EBITDA to be between $39 million and $45 million, compared to $39 million in fiscal 2011, excluding last year’s impairment and restructuring charges and this year’s severance and post retirement benefit costs and the gain from the sale of non-operating assets.

“Factors not incorporated into our guidance include the possibility of future impairment or restructuring charges.”

About Courier Corporation

Courier Corporation prints, publishes and sells books. Headquartered in North Chelmsford, Massachusetts, Courier has two operating segments, full-service book manufacturing and specialty book publishing. For more information, visit www.courier.com.

This news release includes forward-looking statements. Statements that describe future expectations, plans or strategies are considered "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission. The words "believe," "expect," "anticipate," "intend," "estimate" and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Factors that could affect actual results include, among others, changes in customers' demand for the Company's products, including seasonal changes in customer orders and shifting orders to lower cost regions, changes in market growth rates, changes in raw material costs and availability, pricing actions by competitors and other competitive pressures in the markets in which the Company competes, consolidation among customers and competitors, insolvency of key customers or vendors, changes in the Company's labor relations, success in the execution of acquisitions and the performance and integration of acquired businesses including carrying value of intangible assets, restructuring and impairment charges required under generally accepted accounting principles, changes in operating expenses including medical and energy costs, changes in technology including migration from paper-based books to digital, difficulties in the start up of new equipment or information technology systems, changes in copyright laws, changes in consumer product safety regulations, changes in environmental regulations, changes in tax regulations, changes in the Company's effective income tax rate and general changes in economic conditions, including currency fluctuations, changes in interest rates, changes in consumer confidence, changes in the housing market, and tightness in the credit markets. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements will prove to be accurate. The forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

COURIER CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	FIRST QUARTER ENDED
	December 24,	December 25,
	2011	2010

Net sales	$62,936	$61,152
Cost of sales	47,338	45,847

Gross profit	15,598	15,305

Selling and administrative expenses	13,625	12,522

Operating income	1,973	2,783

Interest expense, net	260	203
Other income	(587)	-

Income before taxes	2,300	2,580

Income tax provision	846	924

Net income	$1,454	$1,656

Net income per diluted share	$0.12	$0.14

Cash dividends declared per share	$0.21	$0.21

Wtd. average diluted shares outstanding	12,103	11,988

SEGMENT INFORMATION:

Net sales:
Book Manufacturing	$55,996	$53,043
Specialty Publishing	9,452	10,752
Elimination of intersegment sales	(2,512)	(2,643)
Total	$62,936	$61,152

Operating income (loss):
Book Manufacturing	$4,206	$3,841
Specialty Publishing	(1,827)	(809)
Stock based compensation	(422)	(338)
Intersegment profit	16	89
Total	$1,973	$2,783

COURIER CORPORATION
SEGMENT RESULTS OF OPERATIONS (Unaudited)
(In thousands)

BOOK MANUFACTURING SEGMENT	FIRST QUARTER ENDED
	December 24,	December 25,
	2011	2010

Net sales	$55,996	$53,043
Cost of sales	43,509	41,654

Gross profit	12,487	11,389

Selling and administrative expenses	8,281	7,548

Operating income	$4,206	$3,841

SPECIALTY PUBLISHING SEGMENT	FIRST QUARTER ENDED
	December 24,	December 25,
	2011	2010

Net sales	$9,452	$10,752
Cost of sales	6,357	6,926

Gross profit	3,095	3,826

Selling and administrative expenses	4,922	4,635

Operating loss	($1,827)	($809)

COURIER CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited)
(In thousands)

	December 24,	September 24,
ASSETS	2011	2011

Current assets:
Cash and cash equivalents	$72	$104
Investments	1,258	1,141
Accounts receivable	32,827	35,320
Inventories	41,616	39,353
Deferred income taxes	4,342	4,431
Other current assets	1,390	1,443
Total current assets	81,505	81,792

Property, plant and equipment, net	96,811	100,523
Goodwill and other intangibles	18,213	18,327
Prepublication costs	7,401	7,334
Deferred income taxes	3,548	3,772
Other assets	1,280	1,278

Total assets	$208,758	$213,026

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current maturities of long-term debt	$1,821	$1,804
Accounts payable	11,767	12,061
Accrued taxes	704	2,185
Other current liabilities	17,087	15,433
Total current liabilities	31,379	31,483

Long-term debt	16,746	19,718
Other liabilities	7,305	7,502

Total liabilities	55,430	58,703

Total stockholders' equity	153,328	154,323

Total liabilities and stockholders' equity	$208,758	$213,026

COURIER CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	For the Three Months Ended
	December 24,	December 25,
	2011	2010
Operating Activities:
Net income	$1,454	$1,656
Adjustments to reconcile net income to cash provided from operating activities:

Depreciation and amortization	5,968	5,410
Stock-based compensation	422	338
Deferred income taxes	313	(142)
Gain on disposition of assets	(587)	-
Changes in other working capital	162	(2,348)
Other long-term, net	(445)	(552)

Cash provided from operating activities	7,287	4,362

Investment Activities:
Capital expenditures	(1,148)	(3,780)
Prepublication costs	(1,120)	(1,148)
Proceeds on disposition of assets	587	-
Short-term investments	(117)	(87)

Cash used for investment activities	(1,798)	(5,015)

Financing Activities:
Long-term debt borrowings (repayments), net	(2,955)	3,155
Cash dividends	(2,566)	(2,531)

Cash provided from (used for) financing activities	(5,521)	624

Decrease in cash and cash equivalents	($32)	($29)

In addition to measuring our performance by generally accepted accounting principles, we also track several non-GAAP measures including EBITDA (earnings before interest, taxes, depreciation and amortization) as additional indicators of the company's operating cash flow performance. These measures should be considered in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP.

Non-GAAP reconciliation - EBITDA:
Net income	$1,454	$1,656
Income tax provision	846	924
Interest expense, net	260	203
Depreciation and amortization	5,968	5,410
Severance-related expense	1,492	-
Other income	(587)	-
EBITDA	$9,433	$8,193

COURIER CORPORATION
OTHER RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES (Unaudited)
(In thousands, except per share amounts)

	First Quarter Ended December 24, 2011
				Net Income
	Income	Income Tax	Net	per
	Before Taxes	Provision	Income	Diluted Share

GAAP basis measures	$2,300	$846	$1,454	$0.12

Severance and post-
retirement benefits (1)	1,492	549	943	0.08
Other income (2)	(587)	(216)	(371)	(0.03)

Non-GAAP measures	$3,205	$1,179	$2,026	$0.17

BOOK MANUFACTURING SEGMENT	First Quarter Ended December 24, 2011
	GAAP Basis	Non-	Non-GAAP
	Measures	Recurring items	Measures

Net sales	$55,996		$55,996
Cost of sales	43,509		43,509

Gross profit	12,487	-	12,487

Selling and administrative expenses	8,281	(938)	7,343

Operating income	$4,206	$938	$5,144

SPECIALTY PUBLISHING SEGMENT	First Quarter Ended December 24, 2011
	GAAP Basis	Non-	Non-GAAP
	Measures	Recurring items	Measures

Net sales	$9,452		$9,452
Cost of sales	6,357		6,357

Gross profit	3,095	-	3,095

Selling and administrative expenses	4,922	(554)	4,368

Operating income (loss)	($1,827)	$554	($1,273)

(1) During the first quarter of this fiscal year, the Company's Chief Operating Officer announced his retirement. In addition, cost reduction measures were taken in the Company's specialty publishing segment. Related severance and post-retirement benefit expenses were $1.5 million.

(2) In the first quarter of fiscal 2012, the Company recorded a $0.6 million gain associated with the sales of its interests in non-operating real property relating to cell towers.

CONTACT:
Courier Corporation
James F. Conway III, 978-251-6000
Chairman, President and Chief Executive Officer
or
Peter M. Folger, 978-251-6000
Senior Vice President and
Chief Financial Officer
www.courier.com